FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

April 19, 2013
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank announced earnings of $2,308,000 for the three months ended March 31, 2013 which represents a $122,000 increase from the $2,186,000 recorded during the same three month period of last year.  Earnings per share on a fully diluted basis were $.63 in the first quarter of this year compared to $.61 in the first quarter of 2012, after adjusting for the retroactive effect of the 10% stock dividend declared during the quarter ended March 31, 2013.  The annualized return on average assets was 1.39% in the first quarter of 2013 and the annualized return on average equity was 10.02%.
Total assets were $680.8 million as of March 31, 2013, a decrease of $4.8 million compared to the prior year total.  Total loans decreased $419,000 compared to March 31, 2012 but included the impact from the sale of $7.9 million of residential mortgage loans to reduce the Company’s interest rate risk position.  Residential mortgage loan balances increased $4.4 million and installment loans increased $0.3 million, while commercial real estate loans have decreased $3.1 million and commercial loan balances decreased $2.1 million compared to the prior year. Total loans have increased $2.0 million as compared to December 31, 2012.  Total deposits decreased $10.6 million over the past twelve months which includes a $16.2 million decrease in certificates of deposit.  Total deposits have increased $11.2 million as compared to December 31, 2012.  Stockholders’ equity increased $4.1 million, or 4.6%, during the past year, due principally to the retention of earnings.
Non-performing assets totaled $13.7 million or 2.01% of total assets at March 31, 2013 comprised of $12.6 million of non-performing loans and $1.1 million of Foreclosed Real Estate Owned, compared to $14.1 million of non-performing assets or 2.09% of total assets at December 31, 2012. The decrease recorded during the quarter includes the disposition of properties previously carried in Foreclosed Real Estate Owned as well as write downs of the carrying value of the assets totaling $633,000.  As of March 31, 2012, non-performing assets totaled $10.1 million.  Net charge-offs for the three month period ending March 31, 2013 were $576,000 which represents an increase compared to $190,000 of net charge-offs over the first quarter of last year.  Based on the current composition of the loan portfolio, management determined that it would be prudent to provide additional reserves and added $800,000 to the allowance for loan losses compared to $350,000 during the same period of last year.  The allowance for loan losses was 1.20% of total loans outstanding on March 31, 2013 compared to 1.15% on December 31, 2012 and 1.17% on March 31, 2012.
Net interest income (fully taxable equivalent) was $6,387,000 during the first quarter of 2013 which is $10,000 higher than the $6,377,000 recorded during the prior three month period ended December 31, 2012 but $118,000 lower than the comparable three month period of last year.  The net interest margin was negatively impacted by lower rates on new loan closings and the downward repricing of investment securities, but a $14.6 million decrease in average overnight liquidity resulted in an increase of three basis points on the yield of earning assets while the cost of funds decreased eight basis points compared to the prior quarter.  As a result, the net interest margin (fte) improved from 3.98% in the fourth quarter of 2012 to 4.07% for the three months ended March 31, 2013.   Compared to the same period of last year, the net interest margin (fte) declined from 4.18% to 4.07% due to the downward repricing of the balance sheet.
Other income totaled $1,877,000 in the first quarter of 2013 compared to $1,291,000 during the same period of last year.  The $586,000 increase in other income includes $770,000 of proceeds from a bank-owned life insurance policy and an $82,000 improvement in all other service charges and fees compared to the first quarter of last year.  Net gains recognized on the sale of loans and securities decreased $266,000 compared to the first quarter of last year due to reduced activity in this area.  During the current period, the Company recognized a gain of $138,000 from the sale of securities compared to $402,000 in the prior-year period.
Operating expenses totaled $4,301,000 in the first quarter and were $154,000, or 3.7% higher than the same period of last year.  Foreclosed real estate costs were $69,000 higher than the first quarter of last year while all other operating costs increased $85,000 combined.
Mr. Critelli stated that “Our first quarter results provide a good start for 2013.  We are feeling the impact of net margin pressure due to the ongoing low interest rate environment.  We are continuing to work our way through credit quality issues that have been brought on by the prolonged economic downturn, and improving our credit quality will remain a top priority in 2013.  Our net interest margin continues to exceed 4.00%, and our capital base continues to exceed peer and “well capitalized” targets.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers as the economy slowly recovers from the recent downturn.”
Norwood Financial Corp. is the parent company of Wayne Bank which operates from sixteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:
(dollars in thousands)	Three months ended March 31,
	2013	2012
Net interest income	$6,101	$6,187
Tax equivalent basis adjustment using 34% marginal tax rate	286	318
Net interest income on a fully taxable equivalent basis	$6,387	$6,505

Contact:  William S. Lance
                Executive Vice President &
                Chief Financial Officer
                NORWOOD FINANCIAL CORP.
                570-253-8505
                www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2013	2012
ASSETS
Cash and due from banks	$6,763	$14,250
Interest-bearing deposits with banks	9,182	5,991
Federal funds sold	0	0
Cash and cash equivalents	15,945	20,241

Securities available for sale	148,598	148,407
Securities held to maturity, fair value 2013: $175 and 2012: $175	173	171
Loans receivable (net of unearned Income)	478,663	479,082
Less: Allowance for loan losses	5,726	5,618
Net loans receivable	472,937	473,464
Regulatory stock, at cost	2,533	3,495
Bank premises and equipment, net	7,191	7,468
Bank owned life insurance	14,402	12,003
Foreclosed real estate owned	1,099	1,143
Accrued interest receivable	2,456	2,690
Goodwill	9,715	9,715
Other intangible assets	610	760
Other assets	5,094	5,972
TOTAL ASSETS	$680,753	$685,529

LIABILITIES
Deposits:
Non-interest bearing demand	$84,357	$78,339
Interest-bearing	451,275	467,853
Total deposits	535,632	546,192
Short-term borrowings	21,859	15,854
Other borrowings	25,343	27,625
Accrued interest payable	1,082	1,333
Other liabilities	3,917	5,664
TOTAL LIABILITIES	587,833	596,668

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2013: 3,709,034 shares, 2012: 3,371,866 shares	371	337
Surplus	34,912	24,686
Retained earnings	57,847	63,513
Treasury stock, at cost: 2013: 80,438 shares, 2012: 97,392 shares	(2,345)	(2,831)
Accumulated other comprehensive income	2,135	3,156
TOTAL STOCKHOLDERS' EQUITY	92,920	88,861

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$680,753	$685,529

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31
	2013	2012
INTEREST INCOME
Loans receivable, including fees	$6,186	$6,373
Securities	868	1,026
Other	3	4
Total Interest income	7,057	7,403

INTEREST EXPENSE
Deposits	754	961
Short-term borrowings	12	11
Other borrowings	190	244
Total Interest expense	956	1,216
NET INTEREST INCOME	6,101	6,187
PROVISION FOR LOAN LOSSES	800	350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,301	5,837

OTHER INCOME
Service charges and fees	600	554
Income from fiduciary activities	85	98
Net realized gains on sales of securities	138	402
Gains on sale of loans	3	5
Earnings and proceeds on life insurance policies	925	132
Other	126	100
Total other income	1,877	1,291

OTHER EXPENSES
Salaries and employee benefits	2,211	2,151
Occupancy, furniture and equipment	529	487
Data processing related	221	232
Taxes, other than income	174	152
Professional Fees	187	227
FDIC Insurance assessment	111	99
Foreclosed real estate owned	191	122
Other	677	677
Total other expenses	4,301	4,147

INCOME BEFORE TAX	2,877	2,981
INCOME TAX EXPENSE	569	795
NET INCOME	$2,308	$2,186

Basic earnings per share	$0.64	$0.61

Diluted earnings per share	$0.63	$0.61

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2013	2012

Net interest income	$6,101	$6,187
Net income	2,308	2,186

Net interest spread (fully taxable equivalent)	3.91%	4.00%
Net interest margin (fully taxable equivalent)	4.07%	4.18%
Return on average assets	1.39%	1.31%
Return on average equity	10.02%	9.81%
Basic earnings per share	$0.64	$0.61
Diluted earnings per share	$0.63	$0.61

As of March 31

Total assets	$680,753	$685,529
Total loans receivable	478,663	479,082
Allowance for loan losses	5,726	5,618
Total deposits	535,632	546,192
Stockholders' equity	92,920	88,861
Trust assets under management	118,091	112,476

Book value per share	$25.66	$24.67
Equity to total assets	13.65%	12.96%
Allowance to total loans receivable	1.20%	1.17%
Nonperforming loans to total loans	2.63%	1.88%
Nonperforming assets to total assets	2.01%	1.48%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	Sept 30	June 30	March 31
	2013	2012	2012	2012	2012
ASSETS
Cash and due from banks	$6,763	$10,867	$10,514	$9,135	$14,250
Interest-bearing deposits with banks	9,182	1,428	24,825	15,261	5,991
Federal funds sold	0	0	0	0	0
Cash and cash equivalents	15,945	12,295	35,339	24,396	20,241

Securities available for sale	148,598	145,390	147,557	144,638	148,407
Securities held to maturity	173	173	172	172	171
Loans receivable (net of unearned Income)	478,663	476,710	479,501	479,421	479,082
Less: Allowance for loan losses	5,726	5,502	5,341	5,775	5,618
Net loans receivable	472,937	471,208	474,160	473,646	473,464
Regulatory stock, at cost	2,533	2,630	3,014	3,325	3,495
Bank premises and equipment, net	7,191	7,326	7,453	7,371	7,468
Foreclosed real estate owned	1,099	852	659	1,268	1,143
Goodwill and other intangibles	10,325	10,362	10,399	10,435	10,475
Other assets	21,952	22,063	19,944	19,616	20,665
TOTAL ASSETS	$680,753	$672,299	$698,697	$684,867	$685,529

LIABILITIES
Deposits:
Non-interest bearing demand	$84,357	$82,075	$89,218	$82,525	$78,339
Interest-bearing deposits	451,275	442,350	452,372	451,632	467,853
Total deposits	535,632	524,425	541,590	534,157	546,192
Other borrowings	47,202	51,184	59,919	54,771	43,479
Other liabilities	4,999	4,269	5,237	5,698	6,997
TOTAL LIABILITIES	587,833	579,878	606,746	594,626	596,668

STOCKHOLDERS' EQUITY	92,920	92,421	91,951	90,241	88,861

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$680,753	$672,299	$698,697	$684,867	$685,529

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	Dec 31	Sept 30	June 30	March 31
Three months ended	2013	2012	2012	2012	2012
INTEREST INCOME
Loans receivable, including fees	$6,186	$6,261	$6,429	$6,431	$6,373
Securities	868	884	971	1,007	1,026
Other	3	12	9	7	4
Total Interest income	7,057	7,157	7,409	7,445	7,403

INTEREST EXPENSE
Deposits	754	860	897	942	961
Borrowings	202	218	260	256	255
Total Interest expense	956	1,078	1,157	1,198	1,216
NET INTEREST INCOME	6,101	6,079	6,252	6,247	6,187
PROVISION FOR LOAN LOSSES	800	800	900	400	350
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,301	5,279	5,352	5,847	5,837

OTHER INCOME
Service charges and fees	600	563	561	559	554
Income from fiduciary activities	85	81	96	80	98
Net realized gains (losses) on sales of securities	138	100	631	285	402
Gains on sale of loans and servicing rights	3	67	83	66	(6)
Earnings and proceeds on life insurance	925	144	132	131	132
Other	126	161	88	85	111
Total other income	1,877	1,116	1,591	1,206	1,291

OTHER EXPENSES
Salaries and employee benefits	2,211	2,103	2,102	2,047	2,151
Occupancy, furniture and equipment , net	529	506	512	490	487
Foreclosed real estate owned	191	33	(23)	85	122
FDIC insurance assessment	111	108	94	97	99
Other	1,259	1,303	1,272	1,238	1,288
Total other expenses	4,301	4,053	3,957	3,957	4,147

INCOME BEFORE TAX	2,877	2,342	2,986	3,096	2,981
INCOME TAX EXPENSE	569	583	786	838	795
NET INCOME	$2,308	$1,759	$2,200	$2,258	$2,186

Basic earnings per share	$0.64	$0.48	$0.61	$0.63	$0.61

Diluted earnings per share	$0.63	$0.48	$0.61	$0.63	$0.61

Book Value per share	$25.66	$25.49	$25.50	$25.03	$24.67

Return on average equity (annualized)	10.02%	7.54%	9.54%	10.06%	9.81%
Return on average assets (annualized)	1.39%	1.02%	1.27%	1.33%	1.31%

Net interest spread (fte)	3.91%	3.80%	3.87%	3.95%	4.00%
Net interest margin (fte)	4.07%	3.98%	4.07%	4.14%	4.18%

Allowance for loan losses to total loans	1.20%	1.15%	1.11%	1.20%	1.17%
Net charge-offs to average loans (annualized)	0.48%	0.53%	1.11%	0.20%	0.16%
Nonperforming loans to total loans	2.63%	2.77%	2.87%	1.85%	1.88%
Nonperforming assets to total assets	2.01%	2.09%	2.07%	1.48%	1.48%